Exhibit 3.44

BYLAWS

OF

HELI-ONE (U.S.) INC.

(the “Corporation”)

ARTICLE I

OFFICES

SECTION 1.01. Registered Office.

The Corporation shall at all times maintain a registered office in the State of Delaware. The registered office of the Corporation and the registered agent of the Corporation at such office may be changed from time to time by the Corporation in the manner specified by law.

SECTION 1.02. Other Offices.

The board of directors may at any time establish other offices, including a principal executive office, at such place or places both within or outside the State of Delaware.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 2.01. Place of Meetings.

Meetings of stockholders shall be held at such place, within or outside the State of Delaware, designated by the board of directors. In the absence of any such designation, stockholders’ meetings shall be held at the principal executive office of the Corporation.

SECTION 2.02. Annual Meetings.

Unless directors are elected by unanimous written consent in lieu of an annual meeting, an annual meeting of stockholders shall be held at such date, time and place, either within or outside the State of Delaware, as may be designated from time to time by the board of directors and stated in the notice of the meeting, at which the stockholders shall elect, by plurality vote, a board of directors and transact such other business as may properly be brought before the meeting.

SECTION 2.03. Special Meetings.

Special meetings of the stockholders may be called at any time by any officer or director or by the holders of a majority of the issued and outstanding shares of capital stock of the Corporation.

SECTION 2.04. Notice of Stockholders’ Meetings.

Proper notice of meetings of stockholders shall be given to each stockholder entitled to vote at such meeting. Such notice may be sent or otherwise given in any form or manner allowed by law, shall specify any information required by law, and may be sent or otherwise given at any time prior to the meeting, provided that the time of such notice shall satisfy all notice requirements under applicable law.

SECTION 2.05. Waiver of Notice

Whenever notice is required to be given to any stockholder under any provision of applicable law, the certificate of incorporation or these bylaws, a written waiver thereof, signed by the stockholder entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need to be specified in any written waiver of notice unless so required by applicable law.

SECTION 2.06. Quorum

Except as otherwise provided by applicable law, the holders of a majority of the shares of capital stock issued, outstanding and entitled to vote at a meeting of the stockholders, present in person or represented by proxy, shall constitute a quorum at such meeting for the transaction of business. If, however, such quorum is not present or represented at any meeting of the stockholders, then the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. In the event a meeting is adjourned to another time or place, unless otherwise required by applicable law or these bylaws, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.

SECTION 2.07. Voting

Except as otherwise provided in the certificate of incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. In voting for the election of directors or otherwise, unless required by law, stockholders shall not be entitled to cumulate votes.

SECTION 2.08. Record Date For Stockholder Notice; Voting

In order that the Corporation may determine the stockholders of the corporation: (i) entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, (ii) entitled to receive payment of any dividend or other distribution or allotment of any rights, (iii) entitled to exercise any rights in respect of any change, conversion or exchange of stock, or (iv)

for the purpose of any other lawful action, the board of directors may fix any record date in respect thereof; provided that such record date shall satisfy the requirements of any law applicable thereto.

If the board of director does not so fix a record date:

(i) the record date for determining the stockholders entitled to notice of, or to vote at, a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the date next preceding the day on which the meeting is held; and

(ii) the record date for determining the stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

A determination of the stockholders of record entitled to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the board of directors otherwise fixes a new record date for the adjourned meeting.

SECTION 2.09. Proxies

Each stockholder entitled to vote at a meeting may authorize another person or persons to act on behalf of such stockholder by a written proxy, signed by the stockholder and filed with the secretary of the Corporation, but no such proxy shall be voted or acted upon after the expiration of any maximum period of validity as prescribed by applicable law, unless the proxy provides for a longer period and such longer period is allowed by law. A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, electronic transmission or otherwise) by the stockholder or the stockholder’s attorney-in-fact.

SECTION 2.10. Meetings by Conference Telephone

To the extent allowed by applicable law and authorized by the board of directors, stockholders may participate in any meeting of the stockholders by means of conference telephone or similar communications equipment, and such participation in a meeting shall constitute presence in person at the meeting.

SECTION 2.11. Written Consent of Stockholders.

Any action required to be taken, or which otherwise may be taken, at any annual or special meeting of the stockholders of the Corporation, including without limitation the election of directors and the amendment of these bylaws, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. To the extent required by applicable law, prompt written notice of the taking of corporate action without a meeting, if such action is taken by less than unanimous written consent, shall be given to those stockholders who did not consent in writing thereto.

ARTICLE III

DIRECTORS

SECTION 3.01. Section 3.01. Powers.

Subject to applicable law and any limitations in the certificate of incorporation or these bylaws relating to action required to be approved by the stockholders, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

SECTION 3.02. Number of Directors.

The board of directors shall consist of such number of directors as shall be fixed from time to time by resolution of the board of directors or the stockholders.

SECTION 3.03. Election, Qualification and Term of Office of Directors.

Directors shall be elected at each annual meeting of the stockholders, or by written consent of the stockholders in the manner provided in Section 2.11 if an annual meeting is not held, to hold office until the next annual meeting. Directors need not be stockholders unless so required by applicable law. Each director, including a director elected to fill a vacancy, shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Elections of directors need not be by written ballot unless otherwise required by applicable law.

SECTION 3.04. Resignation and Vacancies.

Any director may resign at any time upon written notice to the Corporation. When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

Vacancies and newly created directorships resulting from any increase in the number of directors may be filled by election at an annual or special meeting of stockholders. A majority of the directors then in office, though less than a quorum, may fill one or more vacancies in the board of directors arising between meetings of stockholders by reason of an increase in the number of directors or otherwise. A director appointed to fill a vacancy, or a newly created directorship, shall hold office until the next succeeding annual meeting of stockholders and until his or her successor shall have been elected and qualified.

If at any time, by reason of death or resignation or other cause, the Corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of these bylaws.

SECTION 3.05. Place of Meetings.

The board of directors of the Corporation, and any committee thereof, may hold meetings, both regular and special, either within or outside the State of Delaware.

SECTION 3.06. Meetings by Conference Telephone.

Members of the board of directors, or any committee thereof, may participate in any meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

SECTION 3.07. Regular Meetings.

Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

SECTION 3.08. Special Meetings; Notice.

Special meetings of the board of directors for any purpose or purposes may be called at any time by any director of the Corporation. Notice of the time and place of special meetings shall be delivered personally or by telephone, fax transmission, electronic mail, first-class mail, telegram, courier, overnight delivery service or other reasonable means, addressed to each director at that director’s address as it is shown on the records of the Corporation. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is delivered personally or by telephone, fax, electronic mail, courier, overnight delivery service or telegram, it shall be delivered or transmitted, as the case may be, at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated (i) to the director or (ii) to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director or (iii) to the director’s voice message box. The notice need not specify the purpose of the meeting or the place of the meeting if the meeting is to be held at the principal executive office of the Corporation.

SECTION 3.09. Quorum.

At all meetings of the board of directors, a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise provided by applicable law. If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjournment the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

SECTION 3.10. Waiver of Notice.

Whenever notice is required to be given under any provision of applicable law, the certificate of incorporation or these bylaws, a written waiver thereof, signed by the director entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a director at any meeting of the board of directors or any committee thereof shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board or directors, or committee thereof, need be specified in any written waiver of notice unless so required by applicable law.

SECTION 3.11. Board Action by Written Consent Without a Meeting.

Any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the board or committee.

SECTION 3.12. Fees and Compensation of Directors.

The board of directors shall have the authority to fix the compensation of directors. Upon resolution by the board of directors, directors may be paid their expenses, if any, for attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at such meeting of the board of directors or a stated salary as a director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings or such other compensation as the board of directors may fix.

SECTION 3.13. Approval of Loans to Officers.

Except as otherwise prohibited by applicable law, the Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation, including any officer or employee who is a director of the Corporation or any subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this Section 3.13 contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

SECTION 3.14. Removal of Directors.

Unless otherwise prohibited by applicable law or the certificate of incorporation, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

SECTION 3.15. Chairman of the Board.

The chairman of the board of directors, if one shall be elected by the stockholders or appointed by the board of directors, shall give guidance to the chief executive officer, the president and other officers of the Corporation in the setting of corporate policy and the conduct of the Corporation’s business and affairs. Such person shall preside generally at all meetings of the stockholders and all meetings of the board of directors and shall have such other duties as the board of directors shall from time to time prescribe. Notwithstanding anything in these bylaws to the contrary, the chairman of the board is not, and shall not be deemed to be, an officer of the corporation solely by reason of his or her service in such capacity.

SECTION 3.16. Committees of Directors.

The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. Such committee or committees shall have such powers as may be determined from time to time by resolution adopted by the board of directors, subject to any statutory limitations. Meetings of each committee may be called by any member of the committee upon notice given to each member of the committee not later than the day before the day on which the meeting is to be held. Notice of any meeting may be waived by all members of the committee. A majority of each committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at a meeting at which a quorum is present shall be the act of such committee. Any member of any committee may be removed, with or without cause, at any time, by the board of directors. Any vacancy on any committee shall be filled by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

ARTICLE IV

OFFICERS

SECTION 4.01. Officers.

The officers of the Corporation shall be chosen by the board of directors and shall be a president, a secretary and a treasurer. The board of directors may also choose a chairman or vice chairman of the board of directors, one or more vice presidents (any one or more of whom may be designated an executive vice president or senior vice president), one or more assistant secretaries and assistant treasurers, as well as other officers and agents, with such titles, duties and powers as the board of directors may from time to time determine. Any number of offices may be held by the same person, unless the certificate of incorporation provides otherwise.

SECTION 4.02. Appointment of Officers.

The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 4.03, shall be chosen by the board of directors. An officer of the Corporation appointed pursuant to this Section 4.02 may also serve as an appointed officer pursuant to Section 4.03.

SECTION 4.03. Subordinate Appointed Officers.

The board of directors may appoint or empower any officer to appoint such other officers and agents, with such titles, duties and responsibilities, as the business of the Corporation may require. Each such appointed officer or agent shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws (if any) or as the board of directors or the appointing officer, as the case may be, may from time to time determine.

SECTION 4.04. Salaries of Officers.

The salaries of all officers and agents of the Corporation shall be fixed by the board of directors.

SECTION 4.05. Term, Removal, Resignation and Vacancies.

Each officer of the Corporation shall hold office until his or her successor has been chosen and qualified or until he or she shall have resigned or shall have been removed.

Any officer may be removed, either with or without cause, by an affirmative vote of the majority of the board of directors at any regular or special meeting of the board or by an officer upon whom such power of removal may be conferred by the board of directors.

Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice, and unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

Any vacancy occurring in any office of the Corporation shall be filled by the board of directors.

SECTION 4.06. Chief Executive Officer.

The chief executive officer, if one shall be appointed, shall be the senior officer of the corporation and shall, under the direction of the board of directors, have responsibility for the general direction of the business, policies and affairs of the Corporation. Without limiting the generality of the foregoing, the chief executive officer shall, in the absence or disability of the chairman of the board, or if one shall not have been appointed, preside at all meetings of the stockholders and the board of directors, and shall see that all orders and resolutions of the board of directors are carried into effect. In addition, the chief executive officer shall have the power to sign contracts, powers of attorney and other instruments on behalf of the Corporation and to execute bonds, mortgages and other contracts requiring a seal under the seal of the Corporation, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly and exclusively delegated by the board of directors to some other officer or officers of the Corporation.

SECTION 4.07. President.

Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board or the chief executive officer, the president shall be the chief executive officer of the Corporation and shall, subject to the control of the board of directors, have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the board of directors or these bylaws. In the absence or disability of the chief executive officer, or if one shall not have been appointed, the president shall perform all the duties of the chief executive officer and when so acting shall have all the powers of, and be subject to all the restrictions upon, the chief executive officer. In addition, the president shall have the power to sign contracts, powers of attorney and other instruments on behalf of the Corporation and to execute bonds, mortgages and other contracts requiring a seal under the seal of the Corporation, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly and exclusively delegated by the board of directors to some other officer or officers of the corporation.

SECTION 4.08. Vice President.

In the absence of the president, or in the event of his inability or refusal to act, the vice president, if any, (or if there shall be more than one, the vice presidents in the order determined by the board of directors, or if there be not such determination, then in the order of their election) shall perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe. In addition, the vice presidents shall have the power to sign contracts, powers of attorney and other instruments on behalf of the Corporation, except where the execution thereof shall be otherwise delegated by the board of directors.

SECTION 4.09. Secretary.

The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the stockholders and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he or she shall be. The secretary shall have custody of the corporate seal of the Corporation and he or she, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.

SECTION 4.10. Assistant Secretary.

The assistant secretary (or, if there be more than one, the assistant secretaries in the order determined by the board of directors or, if there shall be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his or her disability, inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

SECTION 4.11. Treasurer.

(a) The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the board of directors.

(b) The treasurer shall disburse the funds of the Corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors at its regular meetings, or when the board of directors so requires, an account of all his or her transactions as treasurer and of the financial condition of the Corporation.

SECTION 4.12. Assistant Treasurer.

The assistant treasurer (or, if there be more than one, the assistant treasurers in the order determined by the board of directors or, if there shall be no such determination, then in the order of their election) shall, in the absence of the treasurer or in the event of his or her disability, inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

SECTION 4.13. Authority and Duties of Officers.

In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the board of directors.

ARTICLE V

CERTIFICATE OF STOCK

SECTION 5.01. Certificates.

Every holder of stock in the Corporation shall be entitled to have a certificate of the shares of the Corporation signed by (i) either the chairman or vice chairman of the board of directors, the president or a vice president and (ii) either the treasurer, an assistant treasurer, the secretary or an assistant secretary of the Corporation and may be sealed with the seal of the Corporation or a facsimile thereof

SECTION 5.02. Signatures.

Any or all of the signatures of the officers of the Corporation upon a certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of issue.

SECTION 5.03. Lost Certificates.

The Corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his, her or its legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

SECTION 5.04. Transfers of Shares.

Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

SECTION 5.05. Registered Stockholders.

The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

ARTICLE VI

INDEMNITY

SECTION 6.01. Limitation on Liability.

The liability of a director of the Corporation to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director shall be limited or eliminated to the fullest extent permitted by applicable law. Any repeal or modification of this Article VI by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

SECTION 6.02. Third Party Actions.

The Corporation shall, to the fullest extent allowable by law, indemnify any person who was or is a party to, or is threatened to be made a party to, any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. At the discretion of the board of directors, the Corporation may similarly indemnify any or all other employees and/or agents of the Corporation. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonable believed to be in or not opposed to the best interest of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

SECTION 6.03. Actions by or in the Right of the Corporation.

The Corporation shall, to the fullest extent allowable by law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that such court shall deem proper. At the discretion of the board of directors, the Corporation may similarly indemnify any or all other employees and/or agents of the Corporation.

SECTION 6.04. Successful Defense; Payment of Expenses.

To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 6.02 and 6.03, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article VI.

SECTION 6.05. Determination of Conduct.

Any indemnification under Sections 6.02 and 6.03 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that the indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in this Article VI or as required by applicable law. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding or (2) or if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

SECTION 6.06. Indemnity Not Exclusive.

The indemnification and advancement of expenses provided or granted pursuant to the other sections of this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

SECTION 6.07. Insurance Indemnification.

The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article VI.

SECTION 6.08. Constituent Corporations.

For purposes of this Article VI, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under and subject to the provisions of this Article VI with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

SECTION 6.09. Employee Benefit Plans.

For purposes of this Article VI, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VI.

SECTION 6.10. Continuation of Indemnification and Advancement of Expenses.

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

ARTICLE VII

GENERAL PROVISIONS

SECTION 7.01. Dividends.

(a) Dividends upon the capital stock of the Corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in shares of the capital stock or in the Corporation’s bonds or its property, including the shares or bonds of other corporations subject to any provisions of law and of the certificate of incorporation.

(b) Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

SECTION 7.02. Checks.

All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

SECTION 7.03. Fiscal Year.

The fiscal year of the Corporation shall be fixed by resolution of the board of directors.

SECTION 7.04. Seal.

The Corporation may adopt a corporate seal, which may be altered at pleasure, and use the same by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

SECTION 7.05. Maintenance and Inspection of Records.

The Corporation shall, either at its principal executive office or at such place or places as designated by the board of directors, keep and maintain all books and records as required by law.

SECTION 7.06. Use of Pronouns.

Whenever used in these bylaws, the pronouns “he”, “him”, or “his” shall be deemed also to mean or include “she”, “her” or “hers”, as the case may be.

ARTICLE VIII

AMENDMENTS

SECTION 8.01. Amendments.

These bylaws may be amended or repealed or new bylaws may be adopted at any regular or special meeting of stockholders at which a quorum is present or represented, by the vote of the holders of shares entitled to vote in the election of any directors, provided notice of the proposed alteration, amendment or repeal be contained in the notice of such meeting. These bylaws may also be amended or repealed or new bylaws may be adopted by the affirmative vote of a majority of the board of directors at any regular or special meeting of the board. If any bylaw regulating an impending election of directors is adopted, amended or repealed by the board, there shall be set forth in the notice of the next meeting of stockholders for the election of directors the bylaw so adopted, amended or repealed, together with a precise statement of the changes made. Bylaws adopted by the board of directors may be amended or repealed by the stockholders.